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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 ___________

                                   FORM 8-K
            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                     DECEMBER 24, 1996 (OCTOBER 17, 1996)
              (Date of Report (date of earliest event reported))

                               HFS INCORPORATED
            (Exact name of Registrant as specified in its charter)

               DELAWARE              1-11402          22-3059335
          (State or other          (Commission    (I.R.S. Employer
          jurisdiction of            File No.)     Identification
          incorporation or                              Number)
           organization)

            6 SYLVAN WAY
          PARSIPPANY, NEW JERSEY                         07054
          (Address of principal                        (Zip Code)
            executive office)

                                (201) 428-9700
             (Registrant's telephone number, including area code)

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          Item 5.  Other Events

          A.   ACQUISITIONS

               In October and November, 1996, HFS Incorporated
          ("HFS" or the Company") completed two significant acquisitions, which are described below.

          i)   THE AVIS ACQUISITION

          GENERAL

               On October 17, 1996, the Company completed the acquisition (the "Avis Acquisition") of all of the outstanding capital stock of Avis, Inc. ("Avis"), including payments under certain employee stock plans of Avis and the redemption of certain series of preferred stock of Avis, for approximately $800 million.

               Avis, together with its subsidiaries, licensees and affiliates, operates the Avis System, which the Company believes to be the second largest car rental system in the world. The Avis System consists of over approximately 4,139 locations, including locations at most major airports as well as downtown locations in major cities in the United States and in approximately 149 countries and territories. Approximately 84% of the Avis System rental revenues in the United States are received from locations operated by Avis directly or under agency arrangements, with the remainder being received from locations operated by independent licensees. Avis's international business is conducted by a network of several wholly owned subsidiaries and joint ventures along with a number of licensees and sublicensees. The Avis System in Europe, Africa and the Middle East is operated by Avis Europe, which is approximately 9% owned by Avis. The Avis System in Canada, Latin America, the Caribbean and Asia Pacific, comprising some 65 countries and territories, is operated by Avis subsidiaries, joint ventures and licensees. During the peak summer season, the Avis System fleet worldwide consists of more than approximately 386,548 vehicles representing the following allocations of vehicles throughout the system: (i) 189,616 in the Avis U.S. Corporate fleet; (ii) 44,000 vehicles in the Avis International fleet; (iii) 50,932 in the Avis U.S. Licensee fleet; and (iv) 102,000 in the Avis Europe fleet.

               In the United States, Avis's principal rental base is business travelers who use the Avis System under contractual arrangements between Avis and their employers. Because business travel normally is heaviest between Monday and Thursday of each week, Avis's concentration on serving business travelers has led to excess fleet capacity from Friday through Sunday of most weeks.

               Following the acquisition of Avis, the Company currently intends to dispose of a majority interest in the corporation which owns all company owned Avis car rental locations (the "Operating Company") through an initial public offering of the common stock of the Operating Company during 1997. It is expected that the Operating Company would operate under a license from Avis pursuant to which the Operating Company would pay Avis a royalty based upon the revenue of the Operating Company. The Company expects that the acquisition of Avis will also provide further opportunities to expand the Company's preferred vendor program.

          CAR RENTAL INDUSTRY OVERVIEW

               The car rental industry provides car and truck rentals to business and individual customers worldwide. The industry has been composed of two principal segments: general use (mainly at airport and downtown locations) and local/replacement (mainly at downtown and suburban locations). The car rental industry rents primarily from on-airport, near-airport, downtown and suburban locations to business and leisure travelers and to individuals who have lost the use of their vehicles through accident, theft or breakdown. In addition to revenue from vehicle rentals, the industry derives significant revenue from the sale of rental related products such as insurance, refueling services and collision damage waivers.

               The domestic car rental industry includes eight major companies, Alamo Rent-A-Car, Inc., Avis, Budget Rent a Car Corporation ("Budget"), Dollar Rent a Car Systems, Inc. ("Dollar"), Enterprise Rent a Car, The Hertz Corporation ("Hertz"), National Car Rental System, Inc., and Thrifty Rent-A-Car Systems, Inc. ("Thrifty"), and a large number of smaller and regional or local firms, serving on-airport, near-airport and other locations. Most of Avis's major competitors operate through a combination of wholly owned and franchised operations. Other smaller car rental companies operate primarily through franchises.

               The domestic car rental industry has experienced significant growth over the last decade. The total annual U.S. revenue for the car rental industry has been estimated by industry sources at $13.5 billion in 1995, an 11.8% compound annual growth rate from $4.4 billion in 1985, and the total number of rental vehicles in service in the United States has been estimated by industry sources at 1.5 million in 1995, a 7% compound annual growth rate from 760,000 in 1985. The Company believes that the factors driving this industry growth include increases in airline passenger traffic due to lower airfares, overcapacity in the hotel industry, the trend toward shorter, more frequent vacations resulting from the growth of the number of households with two wage earners, the demographic trend toward older, more affluent Americans who travel more frequently, and increased business travel. The Company believes that future growth of the car rental industry will be determined by general economic conditions, developments in the travel industry, and a variety of other factors, including the car rental industry's relationship with major vehicle manufacturers. Accordingly, the Company cannot predict whether such growth will continue and, if so, whether it will continue at rates comparable to those of the recent past.

               Car renters generally are (i) business travelers renting under negotiated contractual arrangements between specified rental companies and the travelers' employers,
          (ii) business travelers who do not rent under negotiated contractual arrangements (but who may receive discounts through travel, professional or other organizations), and
          (iii) leisure travelers, including renters who have lost the use of their own vehicles through accident, theft or breakdown. Contractual arrangements normally are the result of negotiations between rental companies and large corporations, based upon rates, billing and service arrangements, and influenced by reliability and renter convenience. Business travelers who are not parties to negotiated contractual arrangements and leisure travelers generally are influenced by advertising, renter convenience and access to special rates because of membership in travel, professional and other organizations.

               Many of Avis's major competitors are owned by, or are affiliated with, the major automobile manufacturers, and each of the major domestic car rental companies maintains a close relationship with one or more United States automobile manufacturers. At August 1, 1996, Ford Motor Company owned Hertz and had an equity interest in Budget; and Chrysler had equity interests in Dollar and Thrifty. Automobile manufacturers often provide financing for the purchase of vehicles and provide payments to car rental companies in consideration of advertising and promotional programs that benefit the manufacturers. In addition, manufacturers provide fleet assistance programs, including major vehicle manufacturers' repurchase programs ("Repurchase Programs ") and similar arrangements, which protect rental companies against loss on disposition of vehicles and enable rental companies to adjust their fleet size to take account of seasonal variations in demand.

          AVIS CAR RENTAL OPERATIONS

          THE AVIS SYSTEM

               System-Wide Services. Avis provides the Avis System with: (i) national promotion, advertising and public relations services; (ii) reservations and information systems; (iii) data processing support; (iv) marketing programs with hotels and airlines; (v) a sales staff for marketing to corporate customers and the travel community; (vi) credit card services for commercial customers; (vii) training in local marketing techniques; and (viii) operation and training support. Avis's on-line real-time data processing and information system, known as the Wizard System, connects more than 2,000 Avis locations in the United States, Canada, Europe and a number of other countries.

                    The Wizard System. The Wizard System is a telecommunications and computer processing system which is used in the Avis System for reservations, rental agreement processing, accounting, fleet control and a variety of other purposes. It is operated by WizCom International, Ltd. ("WizCom"), a wholly owned subsidiary of Avis. In 1995, Budget entered into a computer services agreement with WizCom that provides Budget with certain reservation system computer services that are similar to computer services provided to the Avis System. WizCom has also entered into agreements with hotel and other rental car companies to provide travel related reservation and distribution system services. Avis uses the Wizard System as a marketing tool and benefits from the operating efficiencies obtained through the Wizard System.

               The Wizard System is operated by Avis, and is linked to more than 12,000 terminals in more than 2,000 rental locations through telephone lines and satellite communications. Among the features of the Wizard System which are not available on most competitors' systems are
          (a) an advanced graphical interface reservation system;
          (b) "Rapid Return," which permits customers who are returning cars to obtain completed charge records from radio-connected "Roving Rapid Return" agents who complete and deliver the charge record at the car as it is being returned; (c) "Wizard on Wheels," which enables Avis locations to assign cars and complete rental agreements while customers are being transported to the car; (d) "Avis Link," which automatically identifies a customer using American Express or other major credit card who is entitled to special rental rates and conditions, and therefore sharply reduces the number of instances in which Avis inadvertently fails to honor the benefits of negotiated rate arrangements to which they are entitled;
          (e) interactive interfaces through the airline computerized reservation systems described under "Marketing"; (f) sophisticated fleet control and revenue management programs which, among other things, enable rental agents to ensure that a customer who rents a particular type of vehicle will receive the available vehicle of that type which has the lowest mileage (benefitting the customer and Avis by more evenly dispersing utilization among cars of a particular type); and (g) a comprehensive control and reporting system that enables Avis to adapt quickly to changes in customer requirements. Avis also benefits from the low cost and speed of billing available as a result of broad use of the Wizard System and believes that the Wizard System keeps its clerical and communications costs below those of its competitors.

          RENTAL OPERATIONS

               Avis rents a wide variety of automobiles and minivans, most of which consist of the current and immediately preceding model years. Car rentals are generally made on a daily, weekly or monthly basis. Rental charges in the United States usually are computed on the basis of the length of the rental or on the length of the rental plus a mileage charge. Additional charges are made for refueling service, loss damage waivers (a waiver of Avis's right to make a renter pay for damage to the rented car), personal accident insurance, personal effects protection and, in some instances, additional liability insurance. Rates vary at different locations depending on the type of vehicle, the local market and competitive and cost factors. Most rentals are made utilizing rate plans under which the customer is responsible for gasoline used during the rental. Avis also generally offers its customers the convenience of leaving a rented car at an Avis location in a city other than the one in which it was rented under its "Rent it Here -- Leave it There" program, although, consistent with industry practices, a drop-off charge or special intercity rate may be imposed.

               North American Operations. Approximately 88% of Avis's United States rental revenue is generated at 174 of the busiest airports in the United States. Avis's rental revenue as a percentage of total rental revenues at those airports for the five-year period ended February 29, 1996 approximated 26%; 23.7%; 24.1%; 22.3% and 23.8%, respectively.

               At August 1, 1996, Avis owned and operated approximately 406 corporate car rental facilities at airport, near-airport and downtown locations throughout the United States and approximately 36 corporate car rental facilities in Canada. Of these facilities, approximately 191 primarily serve airport business and approximately 251 are non-airport locations. By focusing on travelers at the major airports, Avis has been able to operate more vehicles from significantly fewer rental sites than its competitors, yielding significant economies of scale. Avis's emphasis on airport traffic has resulted in a strong competitive position at the major domestic rental-revenue airports.

               Avis has 77 independent licensees which operate locations in the United States. The two largest licensees operate the Avis System in the Los Angeles and Dallas area and account for approximately half of all United States licensees' rentals. Certain licensees in the United States pay Avis a fee equal to 5% of their total time and mileage charges, less all customer discounts, of which Avis is required to pay 40% for corporate licensee-related programs, while six licensees pay 8% of their gross revenue. Licensees outside the United States normally pay higher fees. Most of Avis's United States licensees currently pay 50 cents per rental agreement for use of the Wizard System, and they are charged for use of other aspects of the Wizard System.

               Avis is in many cases one of five to seven vehicle concessionaires at the airports at which it operates. In general, concession fees for airport locations are based on a percentage of total commissionable revenues (as determined by each airport authority), subject to a minimum guaranteed amount. Concessions are typically awarded by airport authorities every three to five years based upon competitive bids. Avis's concession arrangements with the various airport authorities generally include minimum requirements for vehicle age, operating hours and employee conduct, and provide for relocation in the event of future construction and abatement of fees in the event of extended low passenger volume.

               International Operations. In addition to countries served by Avis Europe and its affiliates and licensees, Avis's subsidiaries, joint ventures and licensees operate the Avis System internationally in approximately 65 countries and territories, with wholly owned subsidiaries in Canada, Argentina, Australia, New Zealand, Puerto Rico and the United States Virgin Islands, and joint ventures in Jamaica, Singapore and Malaysia. The principal business of Avis's foreign subsidiaries is car rentals.

               Avis's international system (not including Avis Europe) operates a combined peak rental and leasing fleet of approximately 44,000 vehicles, of which approximately 23,000 are operated by subsidiaries, and the balance by joint ventures and licensees. Revenues of the foreign subsidiaries in the fiscal year ended February 29, 1996, totaled approximately $212 million, without taking account of revenues of joint ventures or licensees.

          MARKETING

               In the United States, approximately 70% of Avis's fiscal 1996 rentals were generated by travelers who used the Avis System under contractual arrangements negotiated by Avis with either the travelers' corporate employers or organizations such as American Association of Retired Persons in which the travelers have memberships. The remainder of the rental activity is from business travelers who are not affiliated with corporations or organizations with which Avis has contractual arrangements, and from leisure renters. Avis's corporate sales organization is the principal source of contractual arrangements with corporate accounts. Unaffiliated business travelers are solicited by direct mail, telemarketing and advertising campaigns.

               Avis solicits contractual arrangements with corporate accounts by emphasizing the Wizard System's advanced technology, customer service, pricing and a worldwide rental network. The Wizard System plays a significant part in securing business of this type because the Wizard System enables Avis to offer a wide variety of pricing combinations, special reports and tracking techniques tailored to the particular needs of each account, and to assure adherence to agreed-upon rates.

               Avis's presence in the United States leisure and incidental business segment is substantially less significant than its presence in the United States commercial account segment. Leisure rental activity is important in enabling Avis to balance the use of its fleet. Typically, business renters use cars from Monday through Thursday, while in most areas of the United States leisure renters use cars primarily over weekends.

               Avis maintains strong links to the air travel industry. It has arrangements with American Airlines, America West Airlines, Continental Airlines, Delta Airlines, Trans World Airlines, United Airlines, USAir and Northwest Airlines (collectively, the "Airlines") under which participants in the Airlines' frequent flier programs can earn mileage credits whenever they rent Avis cars. Frequent flier programs (under which travelers can earn reduced fares or free flights based upon miles flown on particular airlines) are a significant sales incentive to United States travelers, and the Company believes Avis benefits significantly from its frequent flier arrangements with the Airlines. All the other major car rental companies also participate in one or more airline frequent flier programs.

               Car renters can make Avis reservations through all four major United States based global distribution systems and several international based systems. Users of the United States based global distribution systems can obtain access through these systems to the Avis reservation system concerning among other things, rental locations, vehicle availability, applicable rate structures and gives them the ability to reserve and confirm Avis vehicles directly through these systems.

               Avis also maintains strong links to the hotel industry. Avis has arrangements with Hilton Corporation, the Hyatt Corporation and the Sheraton Marketing
          Corporation frequent traveler programs, which provide various incentives to all program participants.

          RENTAL VEHICLE PURCHASES

               Avis participates in a variety of vehicle purchase programs with major domestic and foreign manufacturers, although actual purchases are made directly through local car dealers. The average price for automobiles purchased by Avis in 1996 for its rental fleet was approximately $16,250.00. On average during model year 1996, 82% of the purchases were comprised of GM vehicles, 13% of Chrysler vehicles and 5% of Nissan, Subaru, Hyundai, Ford, Toyota and Land Rover vehicles. These percentages vary among Avis's operations and will most likely change from year to year. The vehicle purchase programs sponsored by manufacturers sometimes provide Avis with sales incentives for the purchase of certain models, and most of these programs allow Avis to serve as a drop-ship location for vehicles, thus enabling Avis to receive a fee from the manufacturers for preparing newly purchased vehicles for use. There can be no assurance that Avis will continue to be able to benefit from sales incentives in the future.

               Most of Avis's cars in the United States are purchased, owned and sold by Prime Vehicles Trust, a trust created by Avis of which Avis is the sole beneficiary, or by corporate nominees of Prime Vehicles Trust. All decisions regarding Prime Vehicles Trust purchases and sales of cars are made by Avis, and Prime Vehicles Trust is combined with Avis for both financial and tax accounting. The existence of Prime Vehicles Trust has no effect on Avis's control of the cars in its fleet. However, Avis believes the existence of Prime Vehicles Trust has been useful in obtaining financing secured by its cars. Avis expects to continue to take advantage of Prime Vehicles Trust to finance future fleet purchases.

          FLEET UTILIZATION AND SEASONALITY

               Avis's business is subject to seasonal variations in customer demand, with the summer vacation period representing the peak season for vehicle rentals. This general seasonal variation in demand, along with more localized changes in demand at each of Avis's operations, causes Avis to vary its fleet size over the course of the year. In fiscal year 1996, Avis's average monthly fleet size ranged from a low of 127,000 vehicles in January to a high of 149,000 vehicles in August. Fleet utilization, which is based on the average number of days vehicles are rented compared to the total number of days vehicles are available for rental, ranged from 65% in December to 82% in August and averaged 74% for all of fiscal year 1996.

          RENTAL VEHICLE DISPOSITION

               Avis's current operating strategy is to maintain its fleet at an average age of 12 months or less. Approximately 90% of the vehicles purchased by Avis in model year 1996 were eligible for participation in manufacturers' Repurchase Programs. These programs currently require that Avis maintain vehicles that are subject to the terms of manufacturers' Repurchase Programs ("Program Vehicles") in its fleet for a minimum of six months and impose numerous return conditions, including those related to mileage and repair condition. Less than 2.5% of the Program Vehicles purchased by Avis and scheduled to be returned in 1995 were ineligible for return. At the time of return to the manufacturer, Avis receives the price guaranteed at the time of purchase and is thus protected from fluctuations in the prices of previously-owned vehicles in the wholesale market at the time of disposition. The future percentage of Program Vehicles in Avis's fleet will be dependent on the availability and attractiveness of the manufacturers' Repurchase Programs, over which Avis has no control.

               In addition, Avis sells cars wholesale to dealers in the United States either through informal arrangements or at auction through standard consignment agreements.

          AVIS CAR RENTAL FACILITIES

               Avis leases almost all of its airport and non-airport car rental facilities and currently operates from 406 corporate rental locations. The airport facilities are located on airport property owned by airport authorities or located near the airport on locations convenient for bus transport of customers to the airport. One of Avis's airport facilities in each Avis region serves as the administrative headquarters for the region and, as a general rule, each airport facility includes vehicle storage areas, a vehicle maintenance facility, a car wash, a refueling station and rental and return facilities. In all airport locations, the facility leases are not co-terminus with the local airport concession agreement. Avis's non-airport facilities generally consist of a limited parking facility and a rental and return desk and are generally subject to long-term leases with renewal options.
          Certain of these leases also have purchase options at the end of their terms.

          INSURANCE

               Avis generally assumes the risk of liability to third parties in the United States for up to $1 million per occurrence. It has purchased significant excess insurance coverage against risks which exceed $1 million per occurrence. One of the benefits of Avis's retaining the risk up to $1 million per occurrence is that Avis maintains its own claims department, which controls the disposition of most claims. The Company believes that the maintenance by Avis of its own claims department in recent years has helped contain Avis's cost of claims paid.

               Under its standard car rental contract, Avis provides its renters liability coverage up to the minimum financial responsibility limits required by applicable law. Higher limits are provided by separate agreement to some United States national corporate accounts and Avis makes available to renters, for an additional daily charge, participation in a group policy underwritten by a major national insurer which increases renters' coverage to one million dollars. Avis also offers renters, for additional daily charges, "Personal Accident Insurance," which pays medical expenses and accidental death benefits for accidents during the rental period, and "Personal Effects Protection," which ensures against loss or damage to the renters' personal belongings during the rental period. Both these coverages are underwritten by major national insurers.

          REGULATORY AND ENVIRONMENTAL MATTERS

               Avis is subject to federal, state and local laws and regulations including those relating to taxing and licensing of vehicles, franchising, consumer credit, environmental protection, retail vehicle sales and labor matters. The principal environmental regulatory requirements applicable to Avis's operations relate to the ownership or use of tanks for the storage of petroleum products, such as gasoline, diesel fuel and waste oils; the treatment or discharge of waste waters; and the generation, storage, transportation and off-site treatment or disposal of solid or liquid wastes. Avis operates 232 domestic and international locations at which petroleum products are stored in underground or aboveground tanks. Avis has instituted an environmental compliance program designed to ensure that these tanks are in compliance with applicable technical and operational requirements, including the replacement of underground steel tanks and periodic integrity testing of underground storage tanks. The Company believes that the locations where Avis currently operates are in compliance, in all material respects, with such regulatory requirements.

               Avis may also be subject to requirements related to the remediation of, or the liability for remediation of, substances that have been released to the environment at properties owned or operated by Avis or at properties to which Avis sends substances for treatment or disposal. Such remediation requirements may be imposed without regard to fault and liability for environmental remediation can be substantial.

               Avis may be eligible for reimbursement or payment of remediation costs associated with future releases from its regulated underground storage tanks. Certain of the states in which Avis maintains underground storage tanks have established funds to assist in the payment of remediation costs for releases from certain registered underground tanks. Subject to certain deductibles, the availability of funds, compliance status of the tanks and the nature of the release, these tank funds may be available to Avis for use in remediating future releases from its tank systems.

               A traditional revenue source for the car rental industry has been the sale of loss damage waivers, by which car rental companies agree to relieve a customer from financial responsibility arising from vehicle damage to the rented car incurred during the rental period. Approximately 3% of Avis's rental revenue during 1995 was generated by the sale of loss damage waivers. The U.S. House of Representatives has from time to time considered legislation that would regulate the conditions under which loss damage waivers may be sold by car rental companies. House Bill H.R. 175, introduced in January 1995, seeks to prohibit the imposition of liability on renters for loss of, or damage to, rented vehicles, except in certain circumstances, and would prohibit the sale of loss damage waivers. To date, no action has been taken on this bill. In addition, approximately 40 states have considered legislation affecting the sale of loss damage waivers. To date, 24 states have enacted legislation which regulates the sale of loss damage waivers, most of which requires disclosure to each customer at the time of rental that damage to the rented vehicle may be covered by the customer's personal automobile insurance and that loss damage waivers may not be necessary. In addition, in the late 1980's, New York and Illinois enacted legislation which eliminated Avis's right to offer loss damage waivers for sale and limited potential customer liability to $100 and $200, respectively. Moreover, California, Nevada and Indiana have capped rates that may be charged for collision damage waivers to $9.00, $10.00 and $5.00 per day, respectively. Texas requires that the rate charged for loss damage waivers be reasonably related to the direct cost of the repairs. Adoption of national or additional state legislation eliminating or limiting the sale of loss damage waivers could result in the loss or reduction of this revenue source and additional limitations on potential customers liability could increase Avis's costs.

          LEGAL MATTERS

               From time to time, Avis is subject to routine litigation incidental to its business. Avis maintains insurance policies that cover most of the actions brought against Avis. See "-- Insurance." Avis is currently not involved in any legal proceeding which it believes would have a material adverse effect upon its financial condition or operations.

          EMPLOYEES

               Avis has more than 20,000 employees worldwide. Of these, approximately 375 are employed in executive, financial and administrative capacities, approximately 240 are engaged in marketing or sales capacities, approximately 460 are involved in system design and constant upgrading of the Wizard System, approximately 700 are engaged in clerical activities in connection with the administration of Avis and the balance are engaged in car rentals and car care at rental locations. Approximately 20% of Avis's employees are represented by 65 various local unions under contracts expiring on a variety of dates. No local union represents more than 2.5% of Avis's employees. Avis believes its relationships with its employees are good.

          PROPERTIES

               Avis leases or has concessions relating to space at 707 locations in the United States and 117 locations outside the United States for all of its operations. Of those locations, 182 in the United States and 47 outside the United States are at airports. Additionally, 38 locations in the United States are owned and three locations outside the United States are owned.
          Typically, an airport receives a percentage of car rental revenues, with a guaranteed minimum. Because there is a limit to the number of car rental locations in an airport, car rental companies frequently bid for the available locations, usually on the basis of the size of the guaranteed minimums. Avis and other car rental firms also rent parking space on or near airports and at their other car rental locations.

               Avis's principal offices are in a 405,000 square foot complex in Garden City, New York, for which Avis currently pays approximately $875,000 per year under a lease which, by exercising renewal options, has been extended to 2015. The Avis reservation system is run from leased space in Tulsa, Oklahoma. Avis also maintains terminal network facilities which it uses in connection with the Wizard System in Garden City, Tulsa, San Francisco, California and Bracknell, England. Avis also owns a 166,000 square foot building in Virginia Beach, Virginia which serves as a satellite administrative and reservation facility.

          CERTAIN PROVISIONS OF THE AVIS ACQUISITION AGREEMENTS

               HFS has certain continuing obligations under the Stock Purchase Agreement and the Merger Agreement (each as defined below) entered into in connection with the Avis Acquisition relating to potential post-closing payments to be made under such agreements. The following is a brief summary of those obligations, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, such agreements, which are exhibits hereto and are incorporated by reference herein.

               In connection with the Avis Acquisition, General Motors Corporation ("GM") received 1,340,898 shares (the "GM Shares") of HFS common stock (the "HFS Common Stock"). Pursuant to the Stock Purchase Agreement, dated as of August 28, 1996, between HFS and GM as amended by the letter agreement, dated December 13, 1996 (together, the "Stock Purchase Agreement"), GM will be entitled to receive cash equal to the amount by which $99,311,000 (the value attributable under the Stock Purchase Agreement to the HFS Common Stock received by GM in the Avis Acquisition) exceeds the proceeds realized upon the subsequent sale of such HFS Common Stock (deeming all HFS Common Stock received by GM and not sold prior to January 31, 1997 to have been sold on January 31, 1997). HFS shall also pay to GM interest, on a pre-determined value of $74.063 for each of the 1,067,398 shares of HFS Common Stock held by GM on December 13, 1996, at a rate of LIBOR plus 100 basis points, which interest shall accrue from November 17, 1996 to, but not including, the date of sale of such shares or January 31, 1997, in the case of any GM Shares not sold prior to January 31, 1997. The payments described above shall be made no later than February 7, 1997.

               The letter agreement is attached hereto as Exhibit
          99.3 and is incorporated herein by reference.

               In connection with the Avis Acquisition, the Avis, Inc. Employee Stock Ownership Plan (the "Avis ESOP") received from HFS 3,187,421 shares of HFS Common Stock (the "ESOP Shares"). Pursuant to the Agreement and Plan of Merger, dated as of August 23, 1996, as amended, by and among HFS, Avis Acquisition Corp., U.S. Trust Company of California, N.A., as Trustee and Avis (the "Merger Agreement"), the Avis ESOP will be entitled to receive cash in an amount equal to the "Post-Closing Consideration." The "Post-Closing Consideration" shall equal $337 million, plus interest thereon at the rate prescribed in the Merger Agreement, less the proceeds received by the Avis ESOP upon any sale of ESOP Shares and the value of the ESOP Shares based upon any deemed sale of such shares as provided for in the Merger Agreement, and less interest on such proceeds and deemed sale proceeds at the rate prescribed in the Merger Agreement; provided, that in no event shall the Post-Closing Consideration exceed $370.7 million. Payment of the Post-Closing Consideration, if any, will be made not later than October 22, 1997.

          ii)  THE RCI ACQUISITION

          GENERAL

               On November 12, 1996, the Company completed the acquisition of all the outstanding capital stock of RCI and its affiliates for approximately $625 million, comprised of $550 million in cash and $75 million in Common Stock of the Company, plus future contingent payments of up to $200 million over the next five years.

               RCI, based in Indianapolis, Indiana and incorporated as an Indiana corporation in 1974, is the world's largest provider of timeshare exchange programs for approximately two million timeshare owners and approximately 3,000 resorts around the world. The RCI Network enables a member who owns a timeshare interest in a resort property that is affiliated with the RCI Network to exchange such timeshare interest for a timeshare interest of equivalent value in another affiliated resort. RCI also is engaged in publishing related to the timeshare industry and provides other travel-related services, integrated software systems and resort management and consulting services. Exchange and travel-related revenue of RCI was $158.6 million and $278.1 million for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively.

               The Company expects that the acquisition of RCI will provide increased marketing opportunities between RCI and the Company's lodging, car rental and real estate brokerage products as well as further opportunities to expand the Company's preferred vendor program. The Company also expects that RCI will benefit from certain economies of scale and other synergies resulting from RCI's affiliation with the Company's lodging, car rental and real estate brokerage franchisor operations.

          TIMESHARE EXCHANGE INDUSTRY OVERVIEW

               Timesharing for the resort industry is the shared ownership and/or periodic use of property by a number of users or owners for a defined period of years or in perpetuity. An example of a simple form of timeshare is a condominium unit that is owned by fifty-two persons, with each person having the right to use the unit for one week of every year. In the United States, industry sources estimate that the average price of such a timeshare is about $7,500 to $10,000, plus a yearly maintenance fee of approximately $350. In 1995, sales of timeshares exceeded $5 billion worldwide. Approximately 52% of all timeshare owners reside in the United States, while approximately 21% reside in Europe. Industry sources have estimated that the total number of owners of timeshare interests is approximately 3.5 million, while the total number of timeshare resorts worldwide has been estimated to be approximately 4,500.

               A timeshare exchange provides an owner of a timeshare interest in a particular resort property with the ability to exchange such interest for a timeshare interest of equivalent value in another resort.
          Timeshare exchange accounts for approximately two-fifths of the timeshare holidays taken worldwide each year. Two principal segments make up the timeshare exchange industry: owners of timeshare interests and resort properties. The timeshare exchange industry derives revenue from annual membership fees paid by owners of timeshare interests, affiliation fees paid by timeshare resort properties, and exchange fees paid by such owners for each exchange that is arranged by a timeshare exchange company.

               The global timeshare exchange industry consists of two major companies, RCI and Interval International ("Interval"), a wholly-owned subsidiary of CUC International, as well as a small number of smaller firms. Approximately 95% of the 4,500 timeshare resorts in the world are affiliated with either RCI or with Interval. In addition, RCI has approximately 2.1 million timeshare owners who are members while Interval has almost 700,000 timeshare owners who are members.

               The timeshare industry has experienced significant growth over the past decade. The Company believes that the factors driving this industry growth include the demographic trend toward older, more affluent Americans who travel more frequently, the entrance of major hospitality and entertainment companies into timeshare development, a worldwide acceptance of the concept, an increasing focus on leisure activities, family health and a desire for value, variety and flexibility in a vacation experience. The Company believes that future growth of the timeshare exchange industry will be determined by general economic conditions both in the U.S. and worldwide, the public image of the industry, improving approaches to providing marketing and sales, a greater variety of products and broadening the timeshare market and a variety of other factors. Accordingly, the Company cannot predict whether such growth will continue and, if so, whether it will continue at rates comparable to those of the recent past.

          RCI TIMESHARE EXCHANGE OPERATIONS

          MEMBERSHIP

               The RCI Network provides a network for approximately
          2.1 million members who own timeshare interests in a resort that is affiliated with the RCI Network which enables such members to exchange their timeshare interest for a timeshare interest of equivalent value in another affiliated resort. Approximately 1,100,000 members of the RCI Network reside outside of the United States, which account for 52% of the total members of the RCI Network. RCI's membership volume has grown at a compound annual rate for the last five years of approximately 10%, while exchange volumes have grown at a compound annual rate of approximately 12% for the same time period.

               RCI provides members of the RCI Network with access to both domestic international timeshare resorts, publications regarding timeshare exchange opportunities, and other travel-related services, including discounted purchasing programs. See "--Publications" and "--Other Services Provided by RCI." In the United States, members pay an average annual membership fee of $67 as well as an average exchange fee of $100 for every exchange arranged by RCI. In 1995, membership and exchange fees amounted to approximately $230 million. RCI arranged approximately 1.6 million exchanges in 1995.

               Developers of resorts affiliated with the RCI Network typically pay the first year membership fee for new members upon the sale of the timeshare interest. See "--Affiliated Timeshare Resorts and Developers." In the United States more than 75% of such owners renew their membership in their second year and more than 90% renew each year thereafter.

          OTHER SERVICES PROVIDED BY RCI

               Travel Services. RCI provides travel services to U.S. members of the RCI Network through its affiliate, RCI Travel, Inc. ("RCIT"). On a global basis, RCI provides travel services through entities operating in local jurisdictions (hereinafter, RCIT and local entities referred to as "Travel Agencies"). Travel Agencies provide airline reservations and airline ticket sales services to members in conjunction with the arrangement of their timeshare exchanges, as well as providing other types of travel services including hotel accommodations, car rentals, cruises and tours. Travel Agencies also from time to time offer travel packages utilizing resort developers' unsold inventory to provide both revenue and prospective timeshare purchasers to the resort.

               Advertising. RCI provides its affiliated resorts with advertising opportunities in its member and developer focused publications, as well as through its site on the Internet Worldwide Web at http:\\www.rci.com.

               Sales and Marketing Supporting. RCI provides a wide variety of sales and marketing materials to assist its affiliated resorts in their timeshare sales process. These include a video explaining the concept of vacation ownership and exchange, posters, wall tours customized for the resort, a wide variety of promotional brochures and the Endless Vacation Special Resort Edition Directory. Interactive multi-media sales tools are also under development. In addition, RCI uses state-of-the-art database marketing techniques to identify highly qualified sales prospects for its resort affiliates.

               Timeshare Consulting. RCI provides worldwide timeshare consulting services through its affiliate, RCI Consulting, Inc. These services include comprehensive market research, site selection, strategic planning, community economic impact studies, resort concept evaluation, financial feasibility assessments, on-site studies of existing resort developments, and tailored sales and marketing plans.

               Resort Management Software. RCI provides computer software systems to timeshare resorts and developers through its affiliate, Resort Computer Corporation ("RCC"). RCC provides software that integrates resort functions such as sales, accounting, inventory, maintenance, dues and reservations.

               Property Management. RCI provides resort property management services through its affiliate, RCI
          Management, Inc. ("RCIM"). RCIM is a single source for any and all resort management services, and offers a menu including hospitality services, a centralized reservations service center, advanced reservations technology, human resources expertise and owner's association administration.

          AFFILIATED TIMESHARE RESORTS AND DEVELOPERS

               Approximately 3,000 timeshare resorts are affiliated with the RCI Network, of which approximately 1,250 resorts are located in the United States and Canada; 1,100 are in Europe and Africa, 400 are in Mexico and Latin America, and 250 are in the Asia-Pacific region. The terms of RCI's affiliation agreement with its resorts generally require that the developer enroll each new timeshare purchaser at the resort as a member of RCI, license the affiliated resort to use the RCI name and marks, set forth the materials and services RCI will provide to the affiliate and generally describe RCI's expectations of the resort's management, representation of the exchange program, minimum enrollment requirements and treatment of exchange guests. Affiliation agreements are typically for a term of five or six years and automatically renew for like terms thereafter unless either party takes affirmative action to terminate the relationship. RCI makes available a wide variety of goods and services to its affiliated developers, including publications, advertising, sales and marketing materials, timeshare consulting services, resort management software, travel packaging and property management services. See "--Other Services Provided by RCI."

               Developers of affiliated resorts typically pay the first year membership fee for new members upon the sale of the timeshare interest. Vistana Development, Orange Lake Country Club and Fairfield Communities have provided the greatest number of members currently enrolled in the RCI Network.

          PUBLICATIONS

               RCI publishes numerous magazines and periodicals, often in several languages, relating to the vacation and timeshare industry. The Endless Vacation Special Resort Edition, and its counterpart in various countries, is RCI's premier publication and contains full color, photo listings of RCI resorts. Endless Vacation, Holiday, and Vacacciones Sin Fin are magazines directed at subscribing members in North America and Singapore, Europe and Africa, and Latin America, respectively. Perspective, Review, Timeshare Business Quarterly and Intercambio are magazines or newsletters directed at resort affiliates, developers, homeowners associations and industry personnel in North America, Europe, Asia-Pacific and Latin America, respectively. RCI's approximately 2.1 million members are subscribers to its magazines. Developer periodicals are made available to resorts and others in the industry at no charge.

          REGULATORY AND ENVIRONMENTAL MATTERS

               RCI is subject to federal, state and local laws and regulations including those relating to taxing, consumer credit, environmental protection and labor matters. In addition, RCI is subject to state statutes in those states regulating timeshare exchange services, and must prepare and file annually with regulators in states which require it, the RCI Disclosure Guide to Vacation Exchange. RCI is not subject to those state statutes governing the development of timeshare condominium units and the sale of timeshare interests, but such statutes directly affect the members and resorts that participate in the RCI Network and therefor the statutes indirectly impact RCI.

               The Company believes that RCI is in substantial compliance with all of the regulatory requirements of the various jurisdictions in which RCI operates.

          LEGAL MATTERS

               From time to time, RCI is subject to routine litigation incidental to its business. RCI maintains insurance policies that cover most of the actions brought against RCI. RCI is not involved in any legal proceeding which it believes would have a material adverse effect upon its financial condition or operations.

          EMPLOYEES

               RCI has approximately 4,200 employees worldwide. Of these, approximately 1,500 are employed in executive, financial and administrative capacities, approximately 1,800 are engaged in marketing or sales capacities, approximately 325 are involved in the travel services business, approximately 70 are involved in the resort software business, and approximately 500 are involved in the resort-management business. None of RCI's employees are represented by unions or collective bargaining agreements. RCI believes that its relationships with its employees are good.

          PROPERTIES

               RCI leases space at 18 locations in the United States and 32 locations outside of the United States for all of its operations. Additionally, one location in the United States is owned and four locations outside of the United States are owned. RCI has offices in 33 countries.

               RCI's principal offices are in a 108,000 square foot complex known as the Woodview Trace building, located in Indianapolis, Indiana. RCI leases the land and building from a limited liability company controlled by a director of HFS. The lease provides for an initial five year term expiring December 31, 2001 and contains ten renewal options each for a term of five additional years. The rent is approximately $1,600,000 per year for the original term of the lease, and is subject to adjustment to reflect changes in the cost of living upon the exercise of each renewal option.

          B.   OTHER

               On November 26, 1996, Amre Inc. ("Amre") reached an agreement in principle with the Company to defer $9.6 million of Amre's 1996 royalty obligation to the Company and modify the $11 million 1997 royalty payment to the Company so that such royalty is based on the cash flow of Amre. The Company and Amre also agreed to restructure the terms of future royalty payments.

               The Company will record an allowance in the fourth quarter of 1996 on the $9.6 million receivable from Amre. The allowance will be offset in large part by a $9.5 million fee from Chartwell Leisure Inc. ("Chartwell") related to a termination of a services contract by Chartwell.

          Item 7.   Financial Statements, Pro Forma Financial
                    Information and Exhibits

               (c)  Exhibits

                    99.1 Stock Purchase Agreement (incorporated by
                         reference to Exhibit 2.2 to the Company's
                         Registration Statement on Form S-3 (Reg.
                         No. 333-11029), filed with the Securities and Exchange Commission on August 29,
                         1996).

                    99.2 Merger Agreement (incorporated by
                         reference to Exhibit 2.1 to the Company's
                         Registration Statement on Form S-3 (Reg.
                         No. 333-11029), filed with the Securities and Exchange Commission on August 29,
                         1996).

                    99.3 Letter Agreement, dated December 13, 1996,
                         between the Company and GM.

                    99.4 Agreement, dated as of September 11, 1996,
                         by and among the Company, Avis Acquisition
                         Corp., U.S. Trust Company of California,
                         N.A. and Avis.

                    99.5 Agreement, dated as of September 19, 1996,
                         by and among the Company, Avis Acquisition
                         Corp., U.S. Trust Company of California,
                         N.A. and Avis.

                    99.6 News Release, dated November 26, 1996.


                                  SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HFS INCORPORATED

                                   By: /s/ James E. Buckman
                                      --------------------------
                                      James E. Buckman
                                      Executive Vice President
                                      and General Counsel

          Date:  December 24, 1996


                                EXHIBIT INDEX

                    99.1 Stock Purchase Agreement (incorporated by
                         reference to Exhibit 2.2 to the Company's
                         Registration Statement on Form S-3 (Reg.
                         No. 333-11029), filed with the Securities and Exchange Commission on August 29,
                         1996).

                    99.2 Merger Agreement (incorporated by
                         reference to Exhibit 2.1 to the Company's
                         Registration Statement on Form S-3 (Reg.
                         No. 333-11029), filed with the Securities and Exchange Commission on August 29,
                         1996).

                    99.3 Letter Agreement, dated December 13, 1996,
                         between the Company and GM.

                    99.4 Agreement, dated as of September 11, 1996,
                         by and among the Company, Avis Acquisition
                         Corp., U.S. Trust Company of California,
                         N.A. and Avis.

                    99.5 Agreement, dated as of September 19, 1996,
                         by and among the Company, Avis Acquisition
                         Corp., U.S. Trust Company of California,
                         N.A. and Avis.

                    99.6 News Release, dated November 26, 1996.